UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2022 (February 28, 2022)

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 28, 2022, the Board of Directors (the “Board”) of Landstar System, Inc. (the “Company”) elected Teresa L. White as a Class I Director and James L. Liang as a Class III Director, effective as of March 1, 2022. The current term of the appointments of Ms. White and Mr. Liang will each expire at the Company’s 2022 annual meeting of stockholders. In connection with the appointments of Ms. White and Mr. Liang, the size of the Board was expanded to nine members.

The Board has determined that Ms. White and Mr. Liang each satisfy the independence requirements under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (the “Exchange Act Rules”) and the rules promulgated by The Nasdaq Stock Market, Inc. with respect to corporate governance matters (the “Nasdaq Rules”). In addition, the Board has determined that both Ms. White and Mr. Liang are “financially literate” within the meaning of the Nasdaq Rules and meet the applicable requirements under the Exchange Act Rules and the Nasdaq Rules for service on the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee. The Board has appointed both Ms. White and Mr. Liang to the Audit Committee, the Compensation Committee, the Nominating and ESG Committee, the Safety and Risk Committee and the Strategic Planning Committee, in each case effective immediately upon joining the Board. The Board has also determined that Mr. Liang meets the requirements of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Exchange Act Rules.

Under the Company’s 2013 Directors Stock Compensation Plan, as amended (the “Directors Stock Plan”), in the event that a non-employee director commences a term of Board service that is less than one year, such non-employee director shall be entitled to receive a restricted stock award equal to the quotient of (i) $110,000 multiplied by a fraction, the numerator of which is the number of days in such term and the denominator of which is 365, divided by (ii) the fair market value of a share of common stock of the Company, par value $.01 per share (the “Common Stock”), on the date of grant, rounded to the nearest whole number of shares. In connection with the appointments of Ms. White and Mr. Liang to the Board, the Board has determined each is entitled to receive a restricted stock award under the Directors Stock Plan in an amount equal to $21,699 divided by the fair market value of a share of Common Stock on March 1, 2022, which will be the date of grant, rounded to the nearest whole number of shares. In addition, the Board has previously determined that each non-employee director of the Company is entitled to receive an annual fee of $75,000, payable in quarterly installments. Accordingly, Ms. White and Mr. Liang will each receive such fee, effective as of March 1, 2022, with Ms. White and Mr. Liang each receiving a pro-rated payment for the 2022 first quarter based on the number of days served on the Board during such quarter. Ms. White and Mr. Liang will each also enter into an Indemnification Agreement with the Company, substantially in the form filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003. This Indemnification Agreement is substantially identical to the Indemnification Agreements entered into by the Company with other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: March 1, 2022	By:	/s/ Fred L. Pensotti
	Name:	Fred L. Pensotti
	Title:	Vice President and Chief Financial Officer